Exhibit 21.1

The following is a list of subsidiaries of the Company as of September 30, 2019.

Subsidiary Name	Jurisdiction	Type

Agnitio Corp.	Delaware	Domestic
Caere LLC	Delaware	Domestic
Cerence AI LLC	Delaware	Domestic
Cerence Inc.	Delaware	Domestic
Cerence Operating Company	Delaware	Domestic
Cognition Technologies, Inc.	Delaware	Domestic
ComplyMD LLC	Delaware	Domestic
Consolidated Enterprise Corporation	Delaware	Domestic
Consolidated Healthcare Corporation	Delaware	Domestic
Consolidated Imaging Corporation	Delaware	Domestic
Consolidated Mobile Corporation	Delaware	Domestic
Ditech Networks, Inc.	Delaware	Domestic
Ditech Networks International, Inc.	Delaware	Domestic
eCopy, LLC	Delaware	Domestic
iScribes Inc.	Delaware	Domestic
eScription, Inc.	Delaware	Domestic
Language and Computing, Inc.	Delaware	Domestic
Montage Healthcare Solutions, Inc.	Delaware	Domestic
Nuance Diagnostics Holding, Inc.	Delaware	Domestic
Nuance Transcription Services, Inc.	Delaware	Domestic
PerSay, Inc.	Delaware	Domestic
Phonetic Systems, Inc.	Delaware	Domestic
Primordial Design, Inc.	Delaware	Domestic
Quadramed Quantim Corporation	Delaware	Domestic
SNAPin Software, LLC	Delaware	Domestic
SVOX USA, Inc.	Delaware	Domestic
TouchCommerce, Inc.	Delaware	Domestic
Viecore Federal Systems Division, Inc.	Delaware	Domestic
Viecore, LLC	Delaware	Domestic
VirtuOz, Inc.	Delaware	Domestic
VoiceBox Technologies LLC	Delaware	Domestic
J.A. Thomas and Associates, Inc.	Georgia	Domestic
Nuance Healthcare Diagnostics Solutions, Inc.	Georgia	Domestic
Winscribe USA Inc	Illinois	Domestic
New England Medical Transcription, Inc.	Maine	Domestic
AMS Solutions Corporation	Massachusetts	Domestic
Accentus U.S., Inc. f/k/a Zylomed Inc.	Nevada	Domestic
Medical Transcription Education Center, Inc.	Ohio	Domestic
Physician Technology Partners, LLC	Ohio	Domestic
Nuance Enterprise Solutions & Services Corporation f/k/a Varolii Corporation	Washington	Domestic
Information Technologies Australia Pty Ltd.	Australia	International
ITA Services Pty. Ltd.	Australia	International
Nuance Communications Australia Pty. Ltd.	Australia	International
OTE Pty. Limited	Australia	International
VoiceBox Technologies Australia Pty. Ltd.	Australia	International
Winscribe Australasia Pty. Ltd.	Australia	International

Nuance Communications Austria GmbH	Austria	International
Nuance Communications Services Austria GmbH	Austria	International
SpeechMagic Holdings GmbH	Austria	International
Multi-Corp International Ltd.	Barbados	International
Language and Computing N.V.	Belgium	International
Nuance Communications Belgium Limited	Belgium	International
Cerence BVBA	Belgium	International
Nuance Bermuda Automotive, Ltd.	Bermuda	International
Nuance Bermuda Enterprise, Ltd.	Bermuda	International
Nuance Bermuda Healthcare, Ltd.	Bermuda	International
Nuance Communications Ltda.	Brazil	International
Novitech Technologia e Servicos Ltda.	Brazil	International
BlueStar Options Inc.	British Virgin Islands	International
BlueStar Resources Ltd.	British Virgin Islands	International
SpeechWorks BVI Ltd.	British Virgin Islands	International
845162 Alberta Ltd.	Canada	International
Accentus Inc. f/k/a/ 2350111 Ontario Inc.	Canada	International
Cerence Holding Inc.	Canada	International
Ditech Networks Canada, Inc.	Canada	International
Cerence Acquisition ULC	Canada	International
Cerence Technologies Inc.	Canada	International
Nuance Communications Canada, Inc.	Canada	International
Zi Corporation	Canada	International
Zi Corporation of Canada, Inc.	Canada	International
Foxtrot Acquisition Limited	Cayman Islands	International
Foxtrot Acquisition II Limited	Cayman Islands	International
Huayu Zi Software Technology (Beijing) Co., Ltd.	China	International
Cerence Software Technology (Beijing) Co., Ltd.	China	International
Cerence Comm Tech (Shanghai) Co. Ltd.	China	International
USA Shenyu Technologies (Shenzhen) Co. Ltd.	China	International
Nuance Communications Finland OY	Finland	International
Voice Signal Technologies Europe OY	Finland	International
Nuance Communications France Sarl	France	International
VirtuOz S.A.	France	International
VoiceBox Technologies France SAS	France	International
Cerence GmbH	Germany	International
Nuance Communications GmbH	Germany	International
Nuance Communications Deutschland GmbH f/k/a Dictaphone Deutschland GmbH	Germany	International
Nuance Communications Germany GmbH	Germany	International
Nuance Communications Healthcare Germany GmbH	Germany	International
Cerence Deutschland GmbH	Germany	International
Voicebox Technologies Deutschland GmbH	Germany	International
Asia Translation & Telecommunications Limited	Hong Kong SAR	International
Huayu Zi Software Technology Limited	Hong Kong SAR	International
Cerence Hong Kong Limited	Hong Kong SAR	International
Telecom Technology Corporation Limited	Hong Kong SAR	International
Zi Corporation (H.K.) Limited	Hong Kong SAR	International
Zi Corporation of Hong Kong Limited	Hong Kong SAR	International
Nuance Communications Hungary Kft	Hungary	International
Ditech Communications India Pvt. Ltd.	India	International
Nuance India Pvt. Ltd.	India	International

Nuance Transcription Services India Private Limited f/k/a/ FocusMT India Private Limited	India	International
ServTech Systems India Pvt. Ltd.	India	International
Transcend India Private Limited	India	International
Transcend MT Services Private Ltd.	India	International
Cerence Services (India) LLP	India	International
Nuance Communications International Holdings ULC	Ireland	International
Nuance Communications Ireland Limited	Ireland	International
Nuance Communications Services Ireland Ltd.	Ireland	International
Diamond Auto Technologies Ireland Ltd.	Ireland	International
Cerence Services Ireland Ltd.	Ireland	International
Nuance Communications Healthcare International Ltd formally Voice Signal Ireland Ltd.	Ireland	International
Nuance Communications Israel Ltd.	Israel	International
PerSay Ltd.	Israel	International
Phonetic Systems Ltd.	Israel	International
Cerence s.r.l.	Italy	International
Loquendo S.p.a.	Italy	International
Nuance Communications Italy Srl	Italy	International
Cerence Japan K.K.	Japan	International
Nuance Japan K.K.	Japan	International
Cerence Ltd Korea	Korea	Intenational
Caere Corporation Branch Mexico	Mexico	International
Cerence B.V.	Netherlands	International
Cerence Holding B.V.	Netherlands	International
Cerence Services B.V.	Netherlands	International
Nuance Communications Netherlands B.V.	Netherlands	International
X-Solutions Group B.V.	Netherlands	International
Winscribe Inc. Ltd.	New Zealand	International
VoiceBox Technologies Europe B.V.	Netherlands	International
Heartland Asia (Mauritius) Ltd.	Republic of Mauritius	International
Nuance Communications Asia Pacific Pte. Ltd.	Singapore	International
Nuance Communications Korea Ltd.	South Korea	International
Nuance Communications Iberica SA	Spain	International
Agnitio S.L.	Spain	International
Cerence Operations SL	Spain	International
Cerence A.B.	Sweden	International
Nuance Communications Sweden, A.B.	Sweden	International
Cerence Switzerland AG	Switzerland	International
SVOX AG	Switzerland	International
Winscribe GmbH	Switzerland	International
Cerence Taiwan Ltd.	Taiwan	International
Nuance Communications Illetism Ltd. Sirketi	Turkey	International
Nuance Turkey Iletisim Hizmetleri Ltd. Sirketi	Turkey	International
Ditech Communications Europe Ltd.	United Kingdom	International
Cerence Ltd.	United Kingdom	International
Nuance Communications UK Limited	United Kingdom	International
SpinVox Limited	United Kingdom	International
Winscribe Europe Limited	United Kingdom	International
TouchCommerce UK Ltd.	United Kingdom	International